SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                April 12, 2000
                                (Date of Report)
                 Date of earliest event reported: March 29, 2000


                               Perini Corporation
             (Exact name of Registrant as specified in its charter)




                                  Massachusetts
                 (State or other jurisdiction of incorporation)


         1-6314                                                       04-1717070
(Commission File Number)                    (I.R.S. Employer Identification No.)

73 Mt. Wayte Avenue
Framingham, MA                                                             01701
(Address of principal executive offices)                              (Zip Code)


               Registrant's telephone number, including area code:
                                 (508) 628-2000

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ITEM 5.   OTHER EVENTS.

On March 29, 2000 (the "Closing Date"), Perini Corporation (the "Company") completed the sale of 9,411,765 shares of common stock, par value $1.00 of the Company (the "Common Stock"), for an aggregate of $40 million, or $4.25 per share (the "Purchase"), to Tutor-Saliba Corporation ("TSC"), O&G Industries, Inc. ("O&G"), and National Union Fire Insurance Company of Pittsburgh, Pa., a wholly-owned subsidiary of American International Group, Inc. ("National Union" and together with TSC and O&G, the "New Investors") pursuant to that certain Securities Purchase Agreement dated as of February 5, 2000 by and among the Company and the New Investors. Tutor-Saliba Corporation is owned and controlled by Ronald N. Tutor, who also serves as Chairman of the Company's Board of Directors and Chief Executive Officer.

In connection with the Purchase, TSC acquired 2,352,942 shares of Common Stock for a total consideration of $10,000,000, O&G acquired 2,352,941 shares of Common Stock for a total consideration of $10,000,000 and National Union acquired 4,705,882 shares of Common Stock for a total consideration of $20,000,000.

Concurrent with the closing of the Purchase and as a condition thereto, the Company exchanged 100% of its Series B Preferred Stock (which had a current accreted face amount of approximately $41.2 million) for an aggregate of 7,490,417 shares of common stock at an exchange price of $5.50 per share (the "Exchange" and together with the Purchase, the "Transaction") pursuant to those certain Exchange Agreements by and between the Company and each of The Union Labor Life Insurance Company, acting on behalf of its Separate Account P ("ULLICO"), PB Capital Partners, L.P. ("PB Capital") and The Common Fund for Non-Profit Organizations ("The Common Fund") dated as of February 7, February 14 and February 14, respectively.

In connection with the Transaction, the Company amended its By-Laws to remove provisions creating an Executive Committee of the Board of Directors and granting certain powers to it. The Company also entered into a Shareholder's Agreement and a Registration Rights Agreement, each by and among the Company, the New Investors, Ronald N. Tutor, BLUM Capital Partners, L.P., PB Capital, The Common Fund and ULLICO dated as of the Closing Date. In addition, the Company entered into an Amendment to the Shareholder Rights Agreement by and between the Company and State Street Bank and Trust Company as Rights Agent dated as of the Closing Date. The Transaction and related documents are more fully described in the proxy statement with respect to such special meeting filed by the Company with the Securities and Exchange Commission on February 29, 2000 (the "Proxy Statement") under the section captioned "Description of Transaction."

The Company amended its Restated Articles of Organization as of the Closing Date. The amendment to the Restated Articles of Organization is described in the Proxy Statement under the section captioned "Proposal 2: Approval of Amendment of Restated Articles of Organization". A Special Committee of the Company's Board of Directors approved the Transaction after receiving a fairness opinion from the investment banking firm of Houlihan Lokey Howard &

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

Zukin. A majority of outstanding common shares, including a majority of shares held by disinterested shareholders, were voted in favor of the Transaction at a Special Meeting of Stockholders held on March 29, 2000.

The shares of common stock issued in the Purchase represent approximately 42% of the Company's voting rights and the New Investors have the right to nominate three members to the Company's Board of Directors. The New Investors designated Ronald N. Tutor, Raymond R. Oneglia and Christopher H. Lee as their nominees and they were appointed Directors of the Company as of March 29, 2000. The former holders of the Series B Preferred Stock now control approximately 33% of the Company's voting rights and continue to be entitled to nominate two members to the Company's Board of Directors. The former holders of Series B Preferred Stock designated Michael R. Klein and Robert A. Kennedy as their nominees and they were appointed Directors of the Company as of March 29, 2000.

In connection with the Transaction and as a condition thereto, the Company also entered into an Amended and Restated Credit Agreement (the "Credit Agreement") with its lenders. The Credit Agreement provides for restructuring of the Company's existing credit facility into a $35 million term loan (the "Term Loan") and a $21 million revolving credit facility (the "Revolving Credit Facility"). The Credit Agreement requires that the Company repay the Term Loan quarterly through 2002 and the Revolving Credit Facility by January 21, 2003.

The documents relating to the Transaction and the Exchange and the press release issued by the Company are attached hereto as exhibits and are incorporated herein by reference.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 12, 2000                                PERINI CORPORATION



                                                     By:/s/Robert Band
                                                     Name:Robert Band
                                                     Title:  President
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

                                  EXHIBIT INDEX


Exhibit
-------

3.1 Amendment to Restated Articles of Organization, filed with the Secretary of State of the Commonwealth of Massachusetts March 29, 2000

3.2  By-Laws of Perini Corporation as amended and restated as of March 29, 2000

4.1 Registration Rights Agreement by and among Perini Corporation, Tutor-Saliba Corporation, Ronald N. Tutor, O&G Industries, Inc. and National Union Fire Insurance Company of Pittsburgh, Pa., BLUM Capital Partners, L.P., PB Capital Partners, L.P., The Common Fund for Non-Profit Organizations, and The Union Labor Life Insurance Company, acting on behalf of its Separate Account P dated as of March 29, 2000

4.2 Shareholder's Agreement by and among Perini Corporation, Tutor-Saliba Corporation, Ronald N. Tutor, O&G Industries, Inc. and National Union Fire Insurance Company of Pittsburgh, Pa., BLUM Capital Partners, L.P., PB Capital Partners, L.P., The Common Fund for Non-Profit Organizations, and The Union Labor Life Insurance Company, acting on behalf of its Separate Account P dated as of March 29, 2000

4.3 Amendment to Shareholder Rights Agreement by and among Perini Corporation and State Street Bank and Trust Company as Rights Agent dated as of March 29, 2000

4.4 Termination Agreement by and among Perini Corporation, PB Capital Partners, L.P., The Common Fund for Non-Profit Organizations, and The Union Labor Life Insurance Company, acting on behalf of its Separate Account P dated as of March 29, 2000

10.1 Exchange Agreement by and between Perini Corporation and The Union Labor Life Insurance Company, acting on behalf of its Separate Account P dated as of February 7, 2000

10.2 Exchange Agreement by and between Perini Corporation and PB Capital Partners, L.P., dated as of February 14, 2000

10.3 Exchange Agreement by and between Perini Corporation and The Common Fund for Non-Profit Organizations, dated as of February 14, 2000

10.4 Second  Amended  and  Restated   Credit   Agreement  by  and  among  Perini
     Corporation, the Banks listed therein and Morgan Guarantee Trust Company of New York, as Agent dated as of March 29, 2000

99.1 Press Release of Perini Corporation, dated March 30, 2000

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